ReliaStar Financial Corp.                  EXHIBIT 11
                        Computation of Earnings Per Share
                     (in millions, except per share amounts)

                                                                           Three Months                        Six Months
                                                                           Ended June 30                      Ended June 30
                                                                  -----------------------------      -----------------------------
                                                                      1997             1996              1997              1996
                                                                  -----------       -----------      -----------       -----------
EARNINGS:
Primary:
   Net Income, as Reported                                        $      51.9       $      47.8      $     103.2       $      95.8
   Dividends on ESOP Convertible Preferred Stock                            -               (.7)               -              (1.4)
   Tax Benefit on Unallocated ESOP Dividends                                -                .2                -                .4
   Dividends on 10% Senior Cumulative Preferred Stock                       -              (1.6)               -              (3.2)
                                                                  -----------       -----------      -----------       -----------
     Net Income, As Adjusted                                      $      51.9       $      45.7      $     103.2       $      91.6
                                                                  ===========       ===========      ===========       ===========
Fully Diluted:
   Net Income, as Reported                                        $      51.9       $      47.8      $     103.2       $      95.8
Dividends on 10% Senior Cumulative Preferred Stock                          -              (1.6)               -              (3.2)
                                                                  -----------       -----------      -----------       -----------
      Net Income, as Adjusted                                     $      51.9       $      46.2      $     103.2       $      92.6
                                                                  ===========       ===========      ===========       ===========

SHARES:

Primary:
   Weighted Average Common Shares Outstanding, Unadjusted                40.3              36.5             40.2              36.5
   Dilutive Effect of Outstanding Stock Options                            .5                .5               .5                .4
                                                                  -----------       -----------      -----------       -----------
     Weighted Average Common Shares, as Adjusted                         40.8              37.0             40.7              36.9
                                                                  ===========       ===========      ===========       ===========
Fully Diluted:
   Weighted Average Common Shares Outstanding, Unadjusted                40.3              36.5             40.2              36.5
   Dilutive Effect of:
     ESOP Convertible Preferred Stock                                       -               2.6                -               2.6
     Outstanding Stock Options                                             .7                .4               .7                .5
                                                                  -----------       -----------      -----------       -----------
   Weighted Average Common Shares, as Adjusted                           41.0              39.5             40.9              39.5
                                                                  ===========       ===========      ===========       ===========

NET INCOME PER COMMON SHARE:

   Primary                                                        $      1.27       $      1.23      $      2.52       $      2.48
                                                                  ===========       ===========      ===========       ===========

   Fully Diluted                                                  $      1.27       $      1.17      $      2.52       $      2.34
                                                                  ===========       ===========      ===========       ===========

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